EXHIBIT 99.1

NEWS RELEASE

Contact:
Charles H. Abdalian, Jr.	Karen L. Bergman or
Senior Vice President and CFO	Michelle Corral
Coley Pharmaceutical Group	BCC Partners (US)
+1.781.431.9044	+1.650.575.1509 or +1.415.794.8662
cabdalian@coleypharma.com	kbergman@bccpartners.com
mcorral@bccpartners.com

For Immediate Release

Coley Pharmaceutical Group Announces Commencement of Phase III

Clinical Trials of PF-3512676 for Advanced NSCLC

Wellesley, MA, November 28, 2005—Coley Pharmaceutical Group, Inc. (Nasdaq: COLY) today announced the initiation of two Phase III clinical studies of PF-3512676 (CPG 7909, formerly ProMune™) in first-line non-small cell lung cancer (NSCLC) under the special protocol assessment (“SPA”) procedure of the U.S. Food and Drug Administration.

The Phase III program, initiated under the direction of Coley’s partner, Pfizer Inc., will evaluate PF-3512676 in combination with current standard-of-care chemotherapy regimens versus standard-of-care chemotherapy alone in the first-line treatment of patients with advanced non-small cell lung cancer. The primary endpoint for the Phase III clinical trials is overall survival. Each of the two Phase III clinical trials will enroll approximately 800 adult patients with Stage IIIb or IV disease.

In March 2005, Coley and Pfizer entered into an exclusive global license agreement to develop, manufacture and commercialize Coley’s PF-3512676, a Toll-like receptor 9 (TLR9) agonist delivered by subcutaneous injection, for the potential treatment and control of cancers in humans. Coley conducted a multi-center Phase II clinical study of 112 patients in which results indicated the potential for a meaningful patient survival benefit among patients receiving PF-3512676 in combination with chemotherapy versus those who received chemotherapy alone for the first-line treatment of both of the major histologic subtypes of non-small cell lung cancer.

About Coley Pharmaceutical Group

Coley Pharmaceutical Group, Inc. is an international biopharmaceutical company, headquartered in Wellesley, Massachusetts, USA, that discovers and develops TLR Therapeutics™, a new class of investigational drug candidates that direct the human immune system to fight cancers, infectious diseases, asthma and allergy. Coley has established a pipeline of four TLR Therapeutic product candidates currently advancing through clinical development either independently or with partners, and additional product candidates in preclinical development. Coley has product development, research and license agreements with Pfizer, sanofi-aventis, Chiron, GlaxoSmithKline and the United States government. For more information about the company, please visit www.coleypharma.com.

Safe Harbor Statement

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations of the Company’s management. These statements include, but are not limited to, those relating to the successful and timely enrollment, commencement and completion of Phase III clinical trials in NSCLC. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties, including the future success of ongoing and planned clinical trials, the unproven safety and efficacy of products under development, outcomes of regulatory approval processes, intellectual property rights and litigation, competitive products, the ability to obtain financing, and other risks identified in Coley’s filings with the Securities and Exchange Commission including, but not limited to, Coley’s Quarterly Report on Form10-Q for the period ended September 30, 2005. Consequently, no forward-looking statement can be guaranteed, and actual results may vary materially. Coley undertakes no obligation to publicly update forward-looking statements, whether because of new information, future events or otherwise, except as required by applicable law.

# # #